UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2005, the Board of Directors of CSG Systems International, Inc. (“CSG”) made certain changes to CSG’s executive management team and Board of Directors, and to the related employment agreements with certain of these individuals, as outlined below.

Neal C. Hansen:

Effective March 31, 2005, Neal C. Hansen, CSG’s current Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Chairman”), will resign as CEO. Mr. Hansen will continue in his role as Chairman until his previously announced retirement date of June 30, 2005, at which time he will resign as Chairman. Mr. Hansen will remain on the Board of Directors through his current term which ends in 2006.

In conjunction with Mr. Hansen’s change in employment duties effective March 31, 2005, CSG and Mr. Hansen entered into the Sixth Amendment to Employment Agreement with Neal C. Hansen, dated March 8, 2005 (the “Sixth Amendment”). The consideration to be paid to Mr. Hansen is not expected to change from that previously agreed to in the Fifth Amendment to Employment Agreement with Neal C. Hansen, dated December 20, 2004.

A copy of the Sixth Amendment is attached hereto as Exhibit 10.14F and hereby incorporated by reference.

Edward C. Nafus:

Effective April 1, 2005, Edward C. Nafus, CSG’s current President of the Broadband Services Division, will assume the position of CEO and President of CSG. In addition, effective March 7, 2005, the CSG Board of Directors approved that the number of directors of CSG be increased by one and fixed at seven, that the number of Class I directors of CSG be increased to two, and that Mr. Nafus be named as a Class I director of CSG to fill the vacancy created by the increase in the number of Class I directors of CSG.

In conjunction with these changes for Mr. Nafus, CSG and Mr. Nafus entered into the Second Amendment to Employment Agreement with Edward Nafus, dated March 8, 2005 (the “Second Amendment”). Besides the change in employment duties, a brief description of the material changes from the previous version of Mr. Nafus’ employment agreement is as follows:

•	Effective April 1, 2005, Mr. Nafus’ base salary will be adjusted to $550,000 per year. Mr. Nafus shall have the opportunity to earn an incentive bonus of not less than one hundred percent of his base salary if the agreed upon objectives for the particular calendar year are fully achieved.

•	Effective April 1, 2005, certain events that shall be deemed to be a “change of control” were modified.

•	Mr. Nafus will be granted restricted stock awards of CSG common stock with a zero exercise price as follows: (i) 50,000 shares on July 1, 2005; and (ii) 50,000 shares on January 1, 2006. Mr. Nafus must be employed by CSG at the date of grant in order to receive these restricted stock awards. The restricted stock awards will vest (contingent upon Mr. Nafus’ continued employment with CSG) ratably over four years from the date of the grant, and will vest immediately upon: (i) a change of control, as defined; or (ii) upon Mr. Nafus’ voluntary retirement from the employ of CSG after March 31, 2008.

A copy of the Second Amendment is attached hereto as Exhibit 10.46B and hereby incorporated by reference.

John “Hank” Bonde:

Effective March 7, 2005, John “Hank” Bonde, CSG’s current Chief Operating Officer and President of CSG, was removed from these positions and was then elected as Executive Vice President of CSG and appointed to the position of President of the Global Software Services Division of CSG. CSG and Mr. Bonde are currently negotiating an amendment to his employment agreement to reflect his change in responsibilities.

Robert M. Scott:

Effective March 7, 2005, Robert M. Scott, CSG’s current Executive Vice President of Development, Delivery and Operations for the Broadband Services Division, was appointed to the position of Executive Vice President and General Manager of the Broadband Services Division of CSG. At this time, CSG does not have an employment agreement with Mr. Scott.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 6, 2005, the Board of Directors of CSG made certain changes to CSG’s executive management team and Board of Directors. The text set form in Item 1.01 regarding these changes is incorporated into this section by reference.

In conjunction with these changes, CSG entered into amendments to Mr. Hansen’s and Mr. Nafus’ employment agreements. The text set forth in Item 1.01 regarding the amendments to the employment agreements is incorporated into this section by reference.

Mr. Nafus does not have any family relationships with any executive officer or director of CSG or its affiliates. He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.14F	Sixth Amendment to Employment Agreement with Neal C. Hansen, dated March 8, 2005

10.46B	Second Amendment to Employment Agreement with Edward Nafus, dated March 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.14F	Sixth Amendment to Employment Agreement with Neal C. Hansen, dated March 8, 2005

10.46B	Second Amendment to Employment Agreement with Edward Nafus, dated March 8, 2005